UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017 (May 5, 2017)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 5, 2017, Tribune Media Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to holders of the Company’s Class A common stock (the “Stockholders”). The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 24, 2017. The final voting results were as follows:

Proposal 1

The Stockholders elected the following Class I directors to serve for a term expiring at the 2020 Annual Meeting. The voting results are set forth below.

	Votes For	Votes Withheld
Craig A. Jacobson	72,457,441	4,784,188
Laura R. Walker	72,484,192	4,757,437

Broker Non-Votes for all Class I directors totaled 4,892,462.

Proposal 2

The Stockholders approved the non-binding advisory resolution approving executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
46,161,518	30,943,114	136,997	4,892,462

Proposal 3

The Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained
81,941,290	78,655	114,146

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary

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